EXHIBIT 5

                OPINION AND CONSENT OF LAW OFFICE CARL A. GENERES
                                  July 12, 2000


Tech Electro Industries, Inc.

275 North Franklin Turnpike, Suite 230

Ramsey, NJ 07446

Ladies and Gentlemen:

     You  have  requested  our  opinion  with  respect  to  certain  matters  in connection with the filing by Tech Electro Industries, Inc., a Texas corporation

(the  "Company"),  of a  Registration  Statement on Form S-8 (the  "Registration

Statement")   with  the  Securities  and  Exchange   Commission,   covering  the

registration of up to 3,405,250 shares of the Company's common stock,  $0.01 par value (the "Common  Stock")  issuable upon  exercise of options (the  "Options")

granted and to be granted to employees  and directors  under the Company's  1995

Incentive  Stock Option Plan,  1999 Stock Option Plan and 2000  Incentive  Stock

Option Plan  (collectively  the  "Plans").  This  opinion is being  furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-B.

     In  connection  with this  opinion,  we have  examined  and relied upon the

Registration  Statement,  the  Articles  of  Incorporation,  as amended  and the

Company's Bylaws, as amended, the Plans, the corporate  proceedings taken by the

Company in connection with the Options, and the originals or copies certified to our satisfaction of such records, documents,  certificates,  memoranda and other instruments  as in our judgment are  necessary  or  appropriate  to enable us to render  the  opinion  expressed  below.  We have  assumed  the  genuineness  and authenticity  of all documents  submitted to us as originals,  the conformity to originals  of all  documents  submitted  to us as  copies  thereof  and  the due execution and delivery of all  documents  where due execution and delivery are a prerequisite to the effectiveness thereof.
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     On the  basis of the  foregoing,  and in  reliance  thereon,  we are of the opinion  that the shares of common  stock of the  Company,  when issued and sold upon exercise and in accordance  with the terms of the Options,  will be validly issued, fully paid and non-assessable.



     We consent to the filing of this  opinion as Exhibit 5 to the  Registration

Statement.  This opinion  letter is rendered as of the date first  written above and we disclaim any obligation to advise you of facts, circumstances,  events or developments  which  hereafter  may be  brought to our  attention  and which may alter,  affect or modify the opinion expressed herein.  Our opinion is expressly limited to the  matters  set forth  above and we render no  opinion,  whether by implication or otherwise, as to any other matters relating to the Company.

                                 Very truly yours,

                                 Law Office of Carl A. Generes



                                 By:/s/   Carl A. Generes
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                                          Carl A. Generes




















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